UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

Nightstar Therapeutics plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-38217	98-1413750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Midford Place, 2nd Floor London W1T 5BJ United Kingdom
(Address of Principal Executive Offices)	(Zip Code)

+44 (0)20 7062 2777

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary share, nominal value £0.01 per share	NITE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 7, 2019 (the “Effective Date”), pursuant to the Implementation Agreement, dated as of March 4, 2019 (the “Implementation Agreement”), by and among Nightstar Therapeutics plc, a public limited company incorporated in England and Wales (“Nightstar”), Biogen Switzerland Holdings GmbH, a limited liability company incorporated in Switzerland (“Bidder”) and Tungsten Bidco Limited, a limited liability company incorporated in England and Wales and a wholly-owned subsidiary of Bidder (“Bidco”), Bidco acquired the entire issued share capital of Nightstar, par value £0.01 per share (“Nightstar Shares”), for $25.50 in cash per share (the “Consideration”) and Nightstar become a wholly-owned subsidiary of Bidco (the “Acquisition”). Under the terms of the Implementation Agreement, the Acquisition was implemented by means of a scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”).

The foregoing description of the Scheme and the Acquisition is not complete and is qualified in its entirety by reference to the Implementation Agreement filed as Exhibit 2.1 to Nightstar’s Current Report on Form 8-K filed on March 4, 2019, which is incorporated herein in its entirety by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On the Effective Date, Nightstar notified the Nasdaq Global Market (“Nasdaq”) that the Scheme had become effective and requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting from Nasdaq of Nightstar American Depositary Shares (the “Nightstar ADSs”) and the deregistration of the Nightstar ADSs under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Nightstar ADSs will no longer be listed on Nasdaq. Nightstar requested that Nasdaq halt trading in the Nightstar ADSs on June 7, 2019 and suspend the trading of the Nightstar ADSs effective June 10, 2019. In addition, Nightstar intends to file a certification on Form 15 with the SEC requesting the termination of registration of Nightstar ADSs under Section 12(g) of the Exchange Act and the suspension of Nightstar’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Nightstar ADSs.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders

On the Effective Date, holders of Nightstar ADSs and Nightstar shares ceased to have any rights as shareholders of Nightstar, other than their right to receive the Consideration.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01	Change in Control of Registrant

On the Effective Date, a change of control of Nightstar occurred, and Nightstar is now a wholly-owned subsidiary of Bidco.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On the Effective Date, in connection with the Acquisition, each of the seven directors of Nightstar immediately prior to the Acquisition (Paula Cobb, David Fellows, Chris Hollowood, David Lubner, James McArthur, David Mott, and Scott Whitcup) voluntarily resigned from the board of directors of Nightstar and from all committees of the board of directors on which they served, and the directors became Steven Green and Trevor Mill.

Also on the Effective Date, following the Acquisition, the Nightstar board of directors removed David Fellows (Chief Executive Officer), Gregory Robinson, PhD. (Chief Scientific Officer), and Senthil Sundaram (Chief Financial Officer), from their respective positions as officers of Nightstar. Nightstar did not appoint new officers to serve in such positions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2019, the Nightstar board of directors adopted, amended and restated articles of association pursuant to a special resolution and Nightstar applied to the Registrar of Companies for England and Wales (i) to re-register as a private limited company, (ii) to change its name to “Nightstar Therapeutics Limited” and (iii) to adopt amended and restated articles of association to reflect the re-registration. On June 10, 2019, the Registrar of Companies for England and Wales issued a new certificate of incorporation and re-registration was made effective.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Implementation Agreement, dated March 4, 2019, among Nightstar Therapeutics plc, Biogen Switzerland Holdings GmbH and Tungsten Bidco Limited (incorporated by reference to Exhibit 2.1 of Nightstar’s Current Report on Form 8-K filed on March 4, 2019).

3.1	Amended and restated articles of association of Nightstar Therapeutics Limited, adopted on June 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2019

NIGHTSTAR THERAPEUTICS PLC

By:	/s/ Steven Green
Name: Steven Green
Title: Director